Exhibit (e)(2)

                   Letter Agreement adding Citizens Value Fund
                          to the Distribution Agreement

                                                                  Exhibit (e)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                               September 24, 2001

Citizens Securities, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH  03801


         Re: Citizens Funds - Distribution Agreement

Ladies and Gentlemen:

         Pursuant to the Distribution Agreement dated as of May 17, 1999 (the "Agreement"), between Citizens Funds (the "Trust") and Citizens Securities, Inc. (the "Distributor"), we hereby request that Citizens Value Fund (the "Fund") be added to the list of series of the Trust contained in Section 4(a)(vii) of the Agreement to which the Distributor renders services as distributor under the terms of the Agreement. Fees to be paid to the Distributor with respect to the Standard Class shares of the Fund will be 0.25% per annum of average daily net assets for Standard Class shares of the Fund.

         Please sign below to evidence your agreement to render such services as distributor on behalf of the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:    John L. Shields
                                                   --------------------------

                                            Title: President
                                                   --------------------------

Agreed:
CITIZENS SECURITIES, INC.

By:    John L. Shields
       --------------------------

Title: President
       --------------------------